UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34861	86-3765910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N Gould Street, Suite 61963, Sheridan, Wyoming 82801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 202-2897

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Filing of Verified Complaint in the Eighth Judicial District Court, Clark County, Nevada

On October 2, 2026, Sentient Brands Holdings Inc. (the “Company”) filed a Verified Complaint (the “Complaint”) in the Eighth Judicial District Court, Clark County, Nevada (the “Court”), captioned Sentient Brands Holdings, Inc. v. John Doukas, et al., (the “Nevada Action”).

The Complaint names individual and corporate defendants and, solely as a nominal defendant, Empire Stock Transfer, Inc., the Company’s transfer agent and registrar. The defendants are (i) an individual who the Complaint alleges exercised substantial practical influence over aspects of the Company’s corporate affairs, together with entities that the Complaint alleges were owned or controlled by him or formed part of a network of entities associated with him; (ii) certain former officers of, former consultants to, and former service providers to the Company, and a principal of one such service provider; and (iii) certain other registered holders of shares of the Company’s common stock issued or transferred in the challenged transactions. The Complaint alleges no wrongdoing by, and seeks no damages from, the transfer agent, which is joined because it maintains the Company’s stock ledger and may be required to implement any order of the Court concerning specifically identified stock-ledger entries. The Complaint states that the Company does not allege wrongdoing by a registered holder merely because that holder received or presently holds challenged securities.

The filing of the Complaint was authorized by the Company’s Board of Directors (the “Board”) on September 27, 2026. The Nevada Action is the next step in the Company’s “Compliance and Restitution” initiative, which the Company described in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2026, July 10, 2026 and August 14, 2026 (the “Prior Reports”). As reported in the Prior Reports, the Company has entered into certain confidential pre-filing settlement, cooperation and voluntary share-surrender agreements in furtherance of that initiative.

The Complaint seeks declaratory and equitable relief, recovery of corporate property and other legally available relief arising from certain historical corporate obligations, payments, approvals and issuances of the Company’s common stock, principally during the period from 2020 through 2025, including the conversion and redistribution of claimed indebtedness, compensation settlements, and compensation, issuance and legend-removal matters involving particular defendants. The Complaint alleges that the individual defendant referred to in clause (i) above directed, caused, participated in, or materially influenced certain of the challenged obligations, payments, corporate approvals and equity transactions, and alleges, as to particular transactions and to the extent the Complaint states is supported by transaction-specific evidence, that corporate approval was obtained through materially false or incomplete presentations concerning claimed obligations, consideration, services, conflicts, relationships or corporate authority. The Complaint separately challenges corporate action that it alleges lacked required authorization, regardless of whether actual fraud is ultimately established.

The Complaint asserts six claims for relief: (i) declaratory relief under Chapter 30 of the Nevada Revised Statutes concerning the authorization, validity, registration and continued recognition of specifically identified shares; (ii) equitable rescission, cancellation and stock-ledger restoration; (iii) fraud and intentional misrepresentation, asserted only against those defendants as to whom the Complaint makes transaction-specific allegations; (iv) unjust enrichment and restitution, pleaded in the alternative; (v) temporary, preliminary and permanent injunctive relief; and (vi) alternative equitable remedies, including tracing, the imposition of a constructive trust and an accounting. Among other relief, the Complaint asks the Court to (a) declare whether each challenged issuance was validly authorized and whether the resulting shares are valid and outstanding or are invalid, voidable, rescindable or cancellable; (b) temporarily restrain, as to each specifically identified position for which the Company establishes the applicable requirements, the sale, transfer, pledge, deposit, re-registration, legend removal or electronic movement of that position pending further order, and direct the transfer agent to preserve the corresponding stock-ledger entries; (c) following notice and a hearing, enter preliminary injunctive relief as to positions for which the Company separately establishes entitlement; (d) upon final adjudication, rescind or cancel each challenged issuance for which the Company proves entitlement, with such restoration, credit or offset for consideration actually received as Nevada law requires; (e) award restitution, tracing, constructive-trust and accounting relief where established; (f) award damages to the extent the Company proves entitlement under a pleaded claim, without duplicative recovery; and (g) award costs and attorneys’ fees where authorized. The preservation relief requested is directed to specifically identified stock-ledger entries.

The Complaint identifies ten specifically identified stock-ledger positions totaling 421,585 post-reverse-split shares of the Company’s common stock (approximately 12.6 million pre-reverse-split shares) (the “Core Entries”), as to which the Company seeks immediate preservation pending adjudication, and twelve additional positions totaling 698,470 post-reverse-split shares (approximately 21.0 million pre-reverse-split shares) (the “Additional Challenged Entries”), as to which the Company seeks entry-specific adjudication on the merits and, if warranted after notice and an appropriate evidentiary showing, preliminary or final equitable relief. The Core Entries and the Additional Challenged Entries together total 1,120,055 post-reverse-split shares (approximately 33.6 million pre-reverse-split shares), representing approximately 24.5% of the 4,575,465 shares of the Company’s common stock issued and outstanding as of October 1, 2026, according to the records of the Company’s transfer agent. All share figures in this Current Report give effect to the Company’s 1-for-30 reverse stock split, which became effective on January 2, 2026. The Complaint states that identification of a position as a Core Entry or an Additional Challenged Entry does not, standing alone, establish wrongdoing by the registered holder or entitlement to relief as to the entirety of that holder’s position. If the Company prevails, any shares canceled by order of the Court would be restored to the status of authorized but unissued shares under Nevada law. No shares have been canceled as a result of the Nevada Action as of the date of this Current Report.

The Company intends to prosecute the Nevada Action vigorously. The Company continues to evaluate additional claims and remedies arising from the matters described in the Prior Reports, which may be pursued in the Nevada Action or in other forums.

The claimant in the previously disclosed arbitration pending against the Company before the American Arbitration Association, which is described in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, is among the defendants named in the Complaint. The Company continues to dispute the claims asserted in that arbitration in their entirety.

Litigation is inherently uncertain. The Company can give no assurance as to the timing or outcome of the Nevada Action; whether the Court will grant any temporary, preliminary or permanent injunctive relief; whether any of the Core Entries or Additional Challenged Entries will ultimately be rescinded or canceled; the amount, if any, of restitution or other recovery; or the duration and cost of the proceeding. Defendants may assert defenses and counterclaims. The Company has not recorded any asset or recovery in its financial statements in connection with the Nevada Action and expects to incur legal fees and expenses in connection with it.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s intentions with respect to the Nevada Action, the relief the Company seeks, the Compliance and Restitution initiative, the potential rescission or cancellation of shares and the Company’s evaluation of additional claims and remedies. Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation: uncertainties inherent in litigation and dispute resolution; the rulings of the Court, including whether any temporary, preliminary or permanent injunctive relief is granted or sustained; the defenses and counterclaims that defendants may assert; the Company’s ability to prove its claims and to effect any rescission or cancellation of shares through its transfer agent; the duration and cost of the Nevada Action; the Company’s ability to obtain restitution or recover assets; the outcome of the arbitration referred to above; and general economic and market conditions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: October 8, 2026	By:	/s/ Serge Knazev
	Name:	Serge Knazev
	Title:	President, Chief Operating Officer and Acting Principal Executive Officer